Exhibit 10.16
Thomas Lillelund
Hand Delivered

9th December 2013

Dear Thomas,
Amendment to Terms and Conditions of Employment

Further to your recent conversation with James Few, I am pleased to confirm the following amendments to your current terms and conditions of employment which will become effective from 1st December 2013 on the condition that this letter is signed and returned to Human Resources.

Bonus Potential: Your bonus potential has been increased to 80%

All other terms and conditions remain the same.

Please sign both copies and return one copy of the letter to the HR department retaining the second copy for your records. Please note this letter must be signed and returned to the HR department before these changes can be made.

I wish you all the best. If you have any questions, please contact me.

Yours sincerely,

/s/Sarah Reader

Sarah Reader
Senior HR Advisor

I, Thomas Lillelund, agree to be employed on the above terms and conditions.

Signed: /s/ Thomas Lillelund             Date: 07/01/2014
Employee